UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2007

TOUSA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32322	76-0460831
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 Hollywood Blvd., Suite 500 N, Hollywood, Florida		33021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-364-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 22, 2007, TOUSA, Inc. (the "Company") entered into indemnification agreements with each of its executive and certain other officers. The indemnification agreements provide, among other things, and subject to the procedures set forth in the indemnification agreements: (i) that the Company will indemnify the executive officer, to the fullest extent permitted by law in the event the officer is, or is threatened to be made, a party to or participant in any threatened, pending, or completed action, suit or proceeding by reason of the fact that the officer is or was serving as one of the Company’s officers; (ii) that the Company will advance reasonable expenses incurred by the officer in any such action, suit or proceeding, including attorneys’ fees, to the officer in advance of the final disposition of the action, suit or proceeding; and (iii) that the rights of the officers under the indemnification agreements are in addition to any other rights the officer may have under the Company’s certificate of incorporation or by-laws.

The foregoing summary of the indemnification agreements is qualified in its entirety by reference to the full text of the form of indemnification agreement filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 - Form of Indemnification Agreement between TOUSA, Inc. and certain of its officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUSA, Inc.

May 25, 2007	By:	/s/ Stephen M. Wagman

Name: Stephen M. Wagman
Title: Executive Vice-President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Form of Indemnification Agreement between TOUSA, Inc. and certain of its officers.